Exhibit 10.2

Execution Version

WAIVER TO LEASE

THIS Waiver to Lease (this “Waiver”) is made and entered into as of April 13, 2016, between Energy XXI GIGS Services, LLC, a Delaware limited liability company (“Tenant”), and Grand Isle Corridor, LP, a Delaware limited partnership (“Landlord”). Capitalized terms used but not defined herein shall have the meanings set forth in the Lease (as defined below).

RECITALS

WHEREAS, reference is made to that certain Lease dated June 30, 2015, by and between Tenant and Landlord (the “Lease”);

WHEREAS, (a) Tenant Guarantor and one or more of its Affiliates intend to file a petition for relief under a Debtor Relief Law and (b) Tenant Guarantor expects in the near future (i) to fail to make payments of principal or interest with respect to Material Debt after giving effect to any applicable cure period or (ii) to fail to perform under an agreement or instrument relating to such Material Debt ((a) and (b) collectively, once such events actually occur, the “Specified Defaults”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I
WAIVER

1.1           Grant of Waiver. Landlord hereby waives its right to exercise any remedies set forth in Section 23.2(a) or (b) of the Lease, except the remedy set forth in Section 23.2(b)(vii) which is expressly preserved, with respect to Tenant Events of Default under Section 23.1(g) or Section 23.1(h) of the Lease which may have occurred prior to the date hereof, are now existing or hereafter occur due to the Specified Defaults.

1.2           Limitation of Waiver. Neither the execution by Landlord of this Waiver, nor any other act or omission by Landlord or its managers or officers in connection herewith, shall be deemed a waiver, other than as provided in this Waiver, by Landlord of any Tenant Events of Default which may exist, which may have occurred prior to the date hereof or which may occur in the future under the Lease or be deemed a waiver of the right to exercise any remedy with respect to any such Tenant Events of Default.

1.3           Duration of Waiver. The Waiver granted herein shall terminate upon the first of the following events to occur:

(a)          Failure of Tenant Guarantor to file the intended petition for debtor relief before May 1, 2016;

(b)          Dismissal of such petition after filing;

(c)          Conversion of the pending case for debtor relief to a Chapter 7 bankruptcy case or other liquidation proceeding;

(d)          Relief from the automatic stay or other relief which allows creditors of the Material Debt referred to in Section 23.1(h) of the Lease to take action to enforce such Material Debt against Tenant Guarantor or its property; or

(e)          A Tenant Event of Default under the Lease other than arising out of any of the three Specified Defaults expressly waived hereunder.

ARTICLE II
MISCELLANEOUS

2.1           Governing Law. THIS WAIVER SHALL BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF TEXAS.

2.2           Severability. In case any one or more of the provisions contained in this Waiver is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Waiver, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

2.3           Counterparts. This Waiver may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

2.4           Headings. Article and section headings in this Waiver are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Waiver.

2.5           Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties to this Waiver have executed this Waiver as of the date first written above.

LANDLORD:

GRAND ISLE CORRIDOR, LP,
a Delaware limited partnership

By: GRAND ISLE GP, INC., a Delaware corporation, its sole general partner

By: /s/ David Schulte
Name: David Schulte
Title: Chief Executive Officer & President

Signature Page to Waiver

TENANT:

ENERGY XXI GIGS SERVICES, LLC,
a Delaware limited liability company

By: /s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

Signature Page to Waiver